Exhibit 99.7

Summit Therapeutics Inc.

(‘Summit’ or the ‘Company’)

Summit Therapeutics Announces Commencement of Rights Offering

Cambridge, MA, April 21, 2021 - Summit Therapeutics Inc. (NASDAQ: SMMT) today announced that it has commenced its previously-announced rights offering of up to 14,312,977 shares of the Company’s common stock, par value $0.01 (the “Shares,” and each, a “Share”) based on the Initial Price (as further defined below) with an aggregate offering value of up to $75,000,000. The subscription rights will expire and have no value if they are not exercised prior to 5:00 pm Eastern Daylight Time on May 10, 2021, the updated expiration date (the “Expiration Date”).

Pursuant to the rights offering, Summit is distributing, at no charge to the holders of its common stock as of the close of trading on April 9, 2021 (the “Stockholders”), non-transferable subscription rights to purchase the Shares. The subscription price per Share shall be equal to the lesser of (i) $5.24 per share (the “Initial Price”) or (ii) the volume weighted-average price of the Company’s common stock for the ten consecutive trading days through and including the Expiration Date (the “Alternate Price”).

The subscription price per Share will determine the final number of Shares issuable, and subsequently the pro rata number of Shares to which Stockholders can subscribe.

Stockholders wishing to exercise their subscription rights must timely pay $5.24 per Share, the Initial Price, for the number of Shares they wish to acquire. If the Alternate Price is lower than the Initial Price on the Expiration Date, any excess subscription amounts paid by a subscribing holder will be applied towards the purchase of additional Shares in the rights offering. Stockholders who fully exercise their basic subscription rights will be entitled to subscribe for additional Shares that are not purchased by other Stockholders, on a pro rata basis and subject to availability.

A prospectus supplement relating to the offering was filed with the US Securities and Exchange Commission (the “SEC”) on April 21, 2021 and is available on the SEC’s website. Questions about the offering and requests for copies of the prospectus relating to the rights offering may be directed to Broadridge Corporate Issuers Solutions, Inc., the Company’s information and subscription agent for the rights offering, at the email address and telephone number provided at the end of the release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering is made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on October 15, 2020, and the prospectus supplement containing the detailed terms of the rights offering filed with the SEC. Any offer will be made only by means of a prospectus forming part of the registration statement.

Contact Summit Investor Relations:

Dave Gancarz

Vice President, Investor Relations & Corporate Strategy

david.gancarz@summitplc.com

General Inquiries:

investors@summitplc.com

Rights Offering Information and Subscription Agent:

Broadridge Corporate Issuer Solutions, Inc.

+1 855 793 5068

shareholder@broadridge.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.